EXHIBIT 31.3

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Eric Schlorff, certify that:

1. I have reviewed this Amendment No. 1 of the Annual Report on Form 10-K of SeaStar Medical Holding Corporation for the year ended December 31, 2022; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2023

/s/ Eric Schlorff
Eric Schlorff
Chief Executive Officer